EXHIBIT NO. 10.43

GRANT AGREEMENT made the 26th day of October 1994 BETWEEN INDUSTRIAL DEVELOPMENT AGENCY (IRELAND) having its principle place of business at Wilton Park House, Wilton Place, Dublin 2 ("IDA") of the first part, POWER PRODUCTS LIMITED having its principal place of business in Ireland at Youghal, Co Cork ("the Company") of the second part and COMPUTER PRODUCTS INC. having its principal office at 7900 Glades Road, Suite 500, Boca Raton, FL 33434, USA ("the Promoters") of the third part.


WHEREAS:
--------

(a) The Company which is controlled by the Promoters has been incorporated with the principal object of establishing and is carrying on at Youghal, Co. Cork an industrial undertaking for the production of power supplies ("the Undertaking"), in accordance with proposals furnished to IDA by the Promoters and has applied to IDA for financial assistance towards the cost of expanding the Undertaking which is intended to increase employment to 302 persons;
(b) The Company and the Promoters having made all necessary inquiries are satisfied and represent to IDA that to the best of their belief there will be available to the Undertaking the raw materials, business and technical personnel, knowledge and facilities required for its proper commercial establishment and efficient operation;
(c) The promoters have represented to IDA that in their opinion the Undertaking will contribute to the regional development of Ireland:

IT IS HEREBY AGREED that in consideration of the Company implementing the said proposals and carrying on the Undertaking in accordance with this Agreement IDA agrees to grant to the Company the sum of IRPounds1,340,000 or the aggregate of IRPounds10,000 for each job created in the Undertaking in excess of 168 jobs whichever is the lesser ("the grant") on the following terms and conditions. For the purpose of this Agreement "job" shall mean a full-time permanent position in the Undertaking created in accordance with Paragraph 1 of the Schedule.

1.   DEVELOPMENT OF THE UNDERTAKING:
     -------------------------------
The development of the Undertaking and in particular the provision of employment shall be substantially in accordance with the particulars given in the said proposals.

2.   CONTROL OF THE COMPANY:
     ----------------------
The controlling interest in the Company shall be held directly or indirectly by the Promoters unless otherwise agreed to in writing by IDA.

3.   PROMOTERS INVESTMENT:
     ---------------------
The Company shall provide or procure finance as specified in the Schedule for the purposes of the Undertaking.

4.   PLANNING PERMISSION AND PREVENTION OF POLLUTION:
     ------------------------------------------------
The Company shall:
4-1 obtain all relevant permissions prescribed by Local and/or National authorities and shall comply with all requirements of such permissions and with all Building Regulations and Statutory requirements (if any) required for the Undertaking;
4-2 comply with all Statutory requirements and other requirements which IDA reasonably considers to be necessary in relation to environmental controls and the prevention of pollution.

5.   INSURANCE:
     ----------
The Company shall:
5-1 keep all the fixed assets insured in accordance with good commercial practice;
5-2 obtain on commencement of production and in accordance with good commercial practice Consequential Loss Insurance to adequately indemnify the Company against losses and costs resulting from fire and explosion; and
5-3 make arrangements to ensure that IDA will be notified of any failure to renew the insurance specified at Clauses (5-1) and (5-2) hereof and also of any change in such insurance.

6.   RESTORATION OF FIXED ASSETS:
     ----------------------------
If there should be damage to or loss of fixed assets including buildings under construction through fire or explosion or any other cause the insurance or other compensation received by the Company shall be used in accordance with good commercial practice to restore to the reasonable satisfaction of IDA the property so damaged or lost.

7.   GUARANTEES:
     -----------
The Company shall not give a guarantee in respect of any borrowings other than borrowings for the purposes of the Undertaking without prior written consent of IDA.

8.   NON-DISTRIBUTION OF THE GRANT:
     ------------------------------
The company shall not distribute by way of dividend on the share capital of the Company or otherwise any sum received in respect of the grant.

9.   ROYALTIES OR SIMILAR PAYMENTS:
     ------------------------------
The Company may only make royalty or similar payments on the following terms and conditions:
9-1 that to the extent that the said royalty and/or similar payments exceed 5% of the Company's net annual sales, such excess shall not be payable except out of the profits (including accumulated profits) of the Company which would otherwise be available for dividend; and

9-2 that in the event of the winding up of the Company the amount of any such excess accrued or accruing for payment but unpaid shall be subordinated to the claims of the unsecured creditors, including IDA, of the Company.

PROVIDED ALWAYS that the provisions of this Clause shall not apply to bona fide third party arms length transactions.

10.  PAYMENT OF GRANT:
     -----------------
10-1 The grant shall be paid subject to the following terms and conditions and the Company shall provide evidence satisfactory to IDA:
            10-1-1    that the Company has been properly incorporated and that
            its Memorandum and Articles of Association empower the Company to implement this Agreement;
            10-1-2    that the Company has title acceptable to IDA to all land
            and buildings required for the Undertaking;
            10-1-3    that the Company is in compliance with the terms and
            conditions of its agreements, if any, with Forfas;
            10-1-4    that the necessary arrangements have been made for the
            provision of all capital required for the Undertaking as specified at Paragraph 3 of the Schedule;
            10-1-5    that all Planning Permissions as aforesaid have been
            obtained and complied with;
            10-1-6    that all requirements for the control of the environment
            and prevention of pollution as aforesaid have been complied with;
            10-1-7    that insurance arrangements as aforesaid have been made;
            10-1-8    that the Company has obtained a tax number in the
            relevant tax district; that it is up to date in its tax affairs with the Revenue Commissioners and prior to total payments from the grant exceeding IRPounds5,000 and to each subsequent payment from the grant it shall submit an up to date tax clearance certificate from the Revenue Commissioners;
            10-1-9    that the fixed assets have been provided in accordance
            with the revised proposals;
            10-1-10   that the jobs in the Undertaking in respect of which the
            grant is payable are occupied by Irish nationals;
            10-1-11   that the Company has complied up to date with all the
            provisions of this Agreement.
10-2 Subject to 10-1 and in particular to Paragraph 3-3 of the Schedule the grant shall be paid to the Company in two moieties. The first moiety shall be payable when the job has been created (a job shall be deemed to be created when a contract of employment has been signed and payment has been made to an employee in respect of work done in the job) and the second moiety shall be payable when permanent full-time employment in the job for a twelve-month period has been completed. Claims for payment of the grant may be submitted monthly and shall be certified by the Company's auditors in a satisfactory format.

11.  FURNISHING OF INFORMATION:
     --------------------------
11-1 The Company shall if reasonably required to do so by IDA submit an Auditor's Certificate giving such details as IDA may require in relation to the employment history of the Company and shall permit the officers and agents of IDA to inspect the fixed assets and to inspect employment and other records of the Company at all reasonable times during the term of this Agreement and shall furnish to IDA promptly whenever required to do so by IDA all such information and documentary evidence as IDA may from time to time reasonably require to vouch compliance by the Company with any of the terms and conditions of this Agreement.
11-2 The Company acknowledges the right of IDA to consult with relevant third parties to obtain any information it may reasonably require relating to the affairs of the Company and/or the Promoters prior to any payment from the grant and to withhold grant payments in the event of such information being unsatisfactory to IDA. The Company and/or the Promoters hereby undertake to instruct such third parties to furnish any such information to IDA on request.
11-3 The Company shall submit Annual Audited Accounts satisfactory to IDA
     (Electronics/Engineering Division) for the duration of this Agreement within six months from the end of the relevant financial year.

12.  NOTICES:
     --------
12-1 The Certificate of an Officer of IDA certifying any decision of IDA taken or made hereunder shall save in the case of manifest error be conclusive evidence of any such decision.
12-2 Any notice by IDA to the Company or to the Promoters under this Agreement shall be sent by registered post to the Registered Office of the Company. 12-3 IDA shall use its best endeavors to send copies of all notices issued by it on foot of this Agreement to the Company contemporaneously to the Promoters at their address herein specified, but failure to do so shall not constitute a breach of this Agreement on its part.

13.  CONSENTS:
     ---------
13-1 Circumstances requiring the consent, approval or permission of any party hereto shall be interpreted to mean that such consents, approvals or permissions shall not be unreasonably withheld. This provision shall not apply to the provisions of Clause 2 hereof.
13-2 Any variation or modification of any of the terms or conditions herein made at the request of or with the agreement of the Company and with the consent of IDA shall not in any way determine or prejudice the Promoters' liability hereunder PROVIDED that the financial amount of the Promoters' said liability shall not be increased without their express agreement in writing.

14.  ACHIEVEMENT OF PROJECTED PERFORMANCE:
     -------------------------------------
IDA may at any time within five years from the date of payment of the first moiety of the grant in respect of any job revoke the grant paid in respect of that job if the job should become vacant and remain vacant for a period in excess of six calendar months.

15.  TERMINATION OF AGREEMENT:
     -------------------------
This Agreement shall terminate eight years from the date of the last claim from the grant.

16.  CANCELLATION AND REVOCATION OF GRANT:
     -------------------------------------
IDA may stop payment of the grant and/or revoke and cancel or reduce the grant or so much thereof as shall not then have been actually paid to the Company if any one or more of the following events should occur:
16-1 if there be any breach of the terms or conditions of Clause 2 hereof;
16-2 if the Company should to a material extent be in breach of any of the terms and conditions of this Agreement other than those specified in Clause 16-1 hereof and having failed to establish to the reasonable satisfaction of IDA that such breach was due to force majeure and shall not have rectified such breach within 30 days after written notice thereof has been served on the Company;
16-3 if an order is made or an effective resolution is passed for the winding up of the Company other than a bona-fide winding-up for the purposes of amalgamation or reconstruction to which IDA has given its prior approval in writing;
16-4 if a Receiver is appointed over any of the property of the Company or if a distress or execution is levied or served upon any of the property of the Company and is not paid off within 30 days;
16-5 if the Company should cease to carry on the Undertaking.

If the grant be revoked the Company and/or the Promoters shall repay to IDA on demand all sums received in respect of the grant and if the grant be reduced the Company and/or the Promoters shall repay to IDA on demand all sums received and deemed to have been received as aforesaid in excess of the amount of the reduced grant and in either case in default of such repayment such sums shall be recoverable by IDA from the Company and/or the Promoters as a joint and several simple contract debt.

17.  GOVERNING LAW:
     --------------
This Agreement shall be governed by and be construed in accordance with the Laws of Ireland and the parties hereto expressly and irrevocably submit to the jurisdiction of the Irish courts and the Promoters' hereby irrevocably appoint the Company to be its attorney for the purpose of accepting service on its behalf of any notice, document or legal process with respect to the Promoters' obligations pursuant to the provisions of Clause 16 or 14 hereof and service of any such document on such attorney shall be deemed for all purposes to be good service.

                                    SCHEDULE


1.   PROVISION OF EMPLOYMENT:
     ------------------------

New jobs in excess of 168 jobs.

  Job Description    Year 1  Year 2  Year 3
 ----------------    ------  ------  ------

Manufacturing          70      24      12
Engineering/Design      9       7       5
Sales/Manufacturing     1       2       2
Administration          2      --      --
     TOTAL             82      33      19

2.   THE PROVISION OF FIXED ASSETS FOR THE UNDERTAKING:
     --------------------------------------------------
The Company shall:
2-1 Provide premises suitable for the Undertaking by not later than 31st March 1995;
2-2 Purchase and/or lease as hereinafter provided and have installed in a proper and workmanlike manner ready for operation in the said factory buildings all machinery and equipment suitable in all respects required for the Undertaking by 31 December 1996;

3.   PROMOTERS INVESTMENT:
     ---------------------
The Company shall procure or provide for the purposes of the Undertaking:
3-1  Additional Equity Equivalent of IRPounds1,340,000;
     For the purposes of this Agreement "Equity Equivalent" shall mean the total monies obtained by the Company as follows:
     3-1-1 cash received by the Company from the Promoters in consideration for the issue at par of fully paid-up Ordinary Shares in the Company; and/or
     3-1-2 retained earnings of the Company capitalised at par as fully paid-up Ordinary Shares in the Company; and/or
     3-1-3 retained earnings of the Company transferred to a special non-distributable reserve account which shall be maintained at the appropriate level for the duration of this Agreement.

IN WITNESS whereof the parties hereto have caused their respective Seals to be affixed hereto the day and year first herein written.


PRESENT when the Seal of
INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)
was affixed hereto:

                                 SEAMUS WALSHE
                                 ------------------
                                 AUTHORISED OFFICER


                                 DECLANE MCCANN
                                 ------------------
                                 AUTHORISED OFFICER


PRESENT when the Seal of
POWER PRODUCTS LIMITED
was affixed hereto:

                                 RICHARD J. THOMPSON
                                 -------------------
                                 VICE-PRESIDENT


                                 JOSEPH M. O'DONNELL
                                 -------------------
                                 CHAIRMAN


PRESENT when the Seal of
COMPUTER PRODUCTS INC.
was affixed hereto:

                                 RICHARD J. THOMPSON
                                 ----------------------
                                 VICE-PRESIDENT-FINANCE


                                 JOSEPH M. O'DONNELL
                                 -------------------
                                 PRESIDENT

                    Dated 26th day of October 1994



                    INDUSTRIAL DEVELOPMENT AGENCY (IRELAND)



                    - First Part -



                    POWER PRODUCTS LIMITED



                    - Second Part -



                    and



                    COMPUTER PRODUCTS INC.



                    - Third Part -



                    ------------------------------------------------
                                 GRANT AGREEMENT

                    -------------------------------------------------

                    Industrial Development Agency (Ireland)
                    Wilton Park House
                    Wilton Place
                    Dublin 2